Exhibit 23.1

Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 2-78323, 33-9082, 33-26468, 33-33701, 333-19007, 333-27935, 333-35059, 333-57977, 333-57979, 333-40666, 333-40664, 333-40658, 333-100055 and 333-109257) and S-3 (No. 333-110150) of our report dated March 26, 2003, except for Note 16, which is as of December 10, 2003, relating to the consolidated financial statements which appear in Hughes Supply Inc.’s current report on Form 8-K dated December 17, 2003.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP Orlando, Florida December 17, 2003